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EXHIBIT 23.1

GOLF TRUST OF AMERICA, INC.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements No. 333-46657, No. 333-39628 and No. 333-46659 on Form S-8 and Registration Statements No. 333-56251, No. 333-39624 and No. 333-39622 on Form S-3 of our reports dated March 22, 2002, appearing in this Annual Report on Form 10-K of Golf Trust of America, Inc. for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding a change in accounting principal from a going-concern basis to a liquidation basis.

Charlotte, North Carolina	BDO Seidman, LLP
March 28, 2001

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EXHIBIT 23.1
GOLF TRUST OF AMERICA, INC. CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS